Exhibit 99.1

Miles, Lafley to Step Down from Dell Board of Directors

ROUND ROCK, Texas--(BUSINESS WIRE)--February 19, 2009--Dell announced today that two members of its board of directors, Michael A. Miles and Alan (A.G.) Lafley, have decided not to seek re-election to the board when their current terms end in July.

Mr. Miles, a special limited partner and member of the advisory board for the investment firm Forstmann Little & Co., is retiring from the Dell board after 14 years as a director.

Mr. Lafley, a Dell director since July 2006, said stepping away from the Dell commitment will allow him to dedicate more time to his role as chairman of the board and chief executive officer of The Procter & Gamble Company.

Dell has begun the search for Mr. Miles’ and Mr. Lafley’s replacements on the board.

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